Exhibit 10.1

Appendix A

AMERICAN SHARED HOSPITAL SERVICES

INCENTIVE COMPENSATION PLAN

AS AMENDED AND RESTATED EFFECTIVE JUNE 24, 2026

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This Incentive Compensation Plan is intended to promote the interests of American Shared Hospital Services, a California corporation, by providing eligible persons in the Corporation’s service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A.    The Plan shall be divided into four separate equity incentive programs:

-    the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

-    the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other stock-based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

-    the Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of pre-established performance milestones, and

-    the Automatic Grant Program under which eligible non-employee Board members will automatically receive grants at designated intervals over their period of continued Board service.

B.    The provisions of Articles One and Six shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A.    The Compensation Committee shall have sole and exclusive authority to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to Section 16 Insiders. Administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any Awards made to the members of the Compensation Committee other than pursuant to the Automatic Grant Program must be authorized by a disinterested majority of the Board.

B.    Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

C.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant, Stock Issuance and Incentive Bonus Programs under its jurisdiction or any Award thereunder.

D.    Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award made thereunder.

E.    Administration of the Automatic Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any Award made under that program, except that the Compensation Committee shall have the express authority to establish from time to time the specific number of shares, if any, to be subject to the initial and annual Awards made to the non-employee Board members under such program.

IV.	ELIGIBILITY

A.    The persons eligible to participate in the Plan are as follows:

(i)    Employees,

(ii)    non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)    consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.    The Plan Administrator shall have full authority to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to vest and become exercisable, the maximum term for which such Award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option, (ii) with respect to Awards made under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting and issuance schedules applicable to the shares which are the subject of such Award and the cash consideration (if any) payable for those shares, and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.

C.    The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program, to effect stock issuances and other stock-based awards in accordance with the Stock Issuance Program and to grant incentive bonus awards in accordance with the Incentive Bonus Program.

D.    The individuals who shall be eligible to participate in the Automatic Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s shareholders, and (ii) those individuals who continue to serve as non-employee Board members on or after the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an Award under the Automatic Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic Awards under the Automatic Grant Program while he or she continues to serve as a non-employee Board member.

V.	STOCK SUBJECT TO THE PLAN

A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to two million five hundred eighty thousand (2,580,000) shares. Such share reserve is comprised of (i) the initial reserve of seven hundred fifty thousand (750,000) shares of Common Stock authorized under the Plan, (ii) an increase of an additional eight hundred eighty thousand (880,000) shares of Common Stock authorized by the Board on March 18, 2010 and approved by the shareholders at the 2010 Annual Meeting, and (iii) an increase of an additional nine hundred fifty thousand (950,000) shares of Common Stock authorized by the Board on April 24, 2021, subject to approval by the shareholders at the 2021 Annual Meeting.

B.    The number of shares of Common Stock reserved for award and issuance under this Plan pursuant to Section V.A of this Article One shall be reduced: (i) on a one-for-one basis for each share of Common Stock subject to an Award made under the Discretionary Grant Program or subject to a stock option grant made under the Automatic Grant Program, (ii) on a one-for-one basis for each share of Common Stock issued pursuant to a Full Value Award made under the Stock Issuance, Incentive Bonus and Automatic Grant Programs prior to March 18, 2010 and (iii) by a fixed ratio of 1.59 shares of Common Stock for each share of Common Stock issued pursuant to a Full Value Award made under the Stock Issuance, Incentive Bonus and Automatic Grant Programs on or after March 18, 2010.

C.    The Plan serves as the successor to the Predecessor Plans, and no further stock option grants or stock issuances are to be made under those Predecessor Plans on or after the Plan Effective Date. All options outstanding under the Predecessor Plans on the Plan Effective Date were transferred to this Plan as part of the initial share reserve hereunder and shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those options with respect to their acquisition of shares of Common Stock thereunder. To the extent any options outstanding under the Predecessor Plans on the Plan Effective Date expire or terminate unexercised, the number of shares of Common Stock subject to those expired or terminated options at the time of expiration or termination shall be available for one or more Awards made under this Plan.

D.    The maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under Plan shall not exceed two million five hundred eighty thousand (2,580,000) shares.

E.    Each person participating in the Plan shall be subject the following limitations:

-         for Awards denominated in terms of shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed One Hundred Fifty Thousand (150,000) shares of Common Stock in the aggregate; provided, however, that for the calendar year in which such person first commences Service, the foregoing limitation shall be increased to Two Hundred Thousand (200,000) shares, and

-         for Awards denominated in terms of cash (whether payable in cash, Common Stock or a combination of both) and subject to one or more performance-vesting conditions, the maximum dollar amount for which such Awards may be made to such person in any calendar year shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) for each calendar year within the applicable performance measurement period, with any such performance period not to exceed five (5) years and with pro-ration based on the foregoing dollar amount in the event of any fractional calendar year included within such performance period.

F.    Except as set forth below relating to stock appreciation rights, shares of Common Stock subject to outstanding Awards made under the Plan (including the options transferred from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Such shares shall be added back to the number of shares of Common Stock reserved for award and issuance under the Plan as follows:

(i)    for each share of Common Stock subject to such an expired, forfeited, cancelled or terminated option Award made under the Discretionary Grant Program (including the options transferred from the Predecessor Plans) or subject to an option grant made under the Automatic Grant Program, one share of Common Stock shall become available for subsequent award and issuance under the Plan,

(ii)    for each share of Common Stock subject to an expired, forfeited, cancelled or terminated stock appreciation right Award made under the Plan, no shares of Common Stock shall become available for subsequent award and issuance under the Plan,

(iii)    for each share of Common Stock subject to a forfeited or cancelled Full Value Award made under the Stock Issuance, Automatic Grant or Incentive Bonus Program prior to March 18, 2010, one share shall become available for subsequent award and issuance,

(iv)    for each share of Common Stock subject to a forfeited or cancelled Full Value Award made under the Stock Issuance, Automatic Grant or Incentive Bonus Program on or after March 18, 2010, 1.59 shares shall become available for subsequent award and issuance, and

(v)    for each unvested share of Common Stock issued under the Discretionary Grant or Stock Issuance Program for cash consideration not less than the Fair Market Value per share of Common Stock on the Award date and subsequently repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan, one share shall become available for subsequent award and issuance under the Plan.

G.    Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option. The gross number of shares of Common Stock issued upon the exercise of a stock appreciation right also shall reduce the authorized reserve of Common Stock under the Plan. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares issued, exercised or vesting under such Award, calculated in each instance prior to any such share withholding.

H.    If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Company Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization (including, without limitation, a Change in Control transaction), then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may receive Common Stock-denominated Awards under the Plan per calendar year, (iii) the maximum number and/or class of securities that may be issued pursuant to Incentive Options granted under the Plan, (iv) the maximum number and/or class of securities for which stock option grants and restricted stock unit awards may subsequently be made under the Automatic Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant and Automatic Grant Programs, (vi) the number and/or class of securities subject to each outstanding Award under the Stock Issuance and Automatic Grant Programs and the cash consideration (if any) payable per share, (vii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (viii) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate, and such adjustments shall be final, binding and conclusive.

I.    Outstanding Awards under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VI.	PROHIBITION ON REPRICING PROGRAMS

Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or similar transactions), the Corporation may not, without obtaining stockholder approval: (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or base price of such stock appreciation rights; (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original options or stock appreciation rights; or (iii) cancel outstanding options or stock appreciation rights with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities. This Section VI is intended to govern the repricing or exchange of “underwater” options and stock appreciation rights and shall not be construed to prohibit the adjustments provided for in Article One, Section V.H of this Plan.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.    Exercise Price.

1.    The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

2.    The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i)    cash or check made payable to the Corporation,

(ii)    shares of Common Stock valued at Fair Market Value on the Exercise Date and held for the requisite period (if any) necessary to avoid any additional charges to the Corporation’s earnings for financial reporting purposes,

(iii)    shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date, or

(iv)    to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.    Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the grant date.

C.    Effect of Termination of Service.

1.    The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service or death:

(i)    Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)    Any option held by the Optionee at the time of the Optionee’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)    Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

(iv)    During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

2.    The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)    extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

(ii)    include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

(iii)    permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.    Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.    Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.    Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

(i)         Incentive Options: During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

(ii)         Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

(iii)         Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.    Eligibility. Incentive Options may only be granted to Employees.

B.    Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

C.    10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	STOCK APPRECIATION RIGHTS

A.    Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B.    Types. Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

C.    Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1.    One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2.    No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III shall be made in shares of Common Stock valued at Fair Market Value on the option surrender date.

3.    If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than seven (7) years after the date of the option grant.

D.    Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

1.    One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of seven (7) years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

2.    The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date. In the event outstanding Stand-alone Rights are to be assumed in connection with a Change in Control transaction or otherwise continued in effect, the shares of Common Stock underlying each such Stand-alone Right shall be adjusted immediately after such Change in Control so as to apply to the number and class of securities into which those shares of Common Stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to the base price per share in effect under each outstanding Stand-alone Right, provided the aggregate base price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Stand-alone Rights under the Discretionary Grant Program, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction.

3.    Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except if such assignment is in connection with the holder’s estate plan and is to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

4.    The distribution with respect to an exercised Stand-alone Right shall be made in shares of Common Stock valued at Fair Market Value on the exercise date.

5.    The holder of a Stand-alone Right shall have no shareholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

E.    Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

F.    Gross Counting. Upon the exercise of any Tandem or Stand-alone Right under this Section III, the share reserve under Section V of Article One shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise.

IV.	CHANGE IN CONTROL

A.    In the event of a Change in Control, each outstanding Award under the Discretionary Grant Program shall automatically accelerate so that each such Award shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such Award and may be exercised as to any or all of those shares as fully vested shares of Common Stock. However, an outstanding Award under the Discretionary Grant Program shall not become exercisable on such an accelerated basis if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash retention program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the Award is not otherwise at that time vested and exercisable and provides for the subsequent vesting and concurrent payout of that spread in accordance with the same exercise/vesting schedule in effect for that Award, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator. Notwithstanding the foregoing, any Award outstanding under the Discretionary Grant Program on the date of such Change in Control shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control (or any earlier date specified in the definitive agreement for the Change in Control transaction) is less than the per share exercise or base price in effect for such Award.

B.    All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C.    Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D.    Each Award under the Discretionary Grant Program which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the Award been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options under the Discretionary Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards rights under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of a Change in Control, become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F.    The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those Awards do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.    The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock units or performance shares which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

A.    Issue Price.

1.    The issue price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2.    Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)    cash or check made payable to the Corporation,

(ii)    past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii)    any other valid consideration under the California Corporation Code.

B.    Vesting Provisions.

1.    Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock units or performance shares which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2.    The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time of the Award.

3.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

4.    The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements, including (without limitation) the requirement that any dividends paid on shares subject to performance-vesting conditions shall be held in escrow by the Corporation and shall not vest or actually be paid to the Award holder prior to the time those shares vest. The Participant shall not have any shareholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Awards of performance share or restricted stock units, subject to such terms and conditions as the Plan Administrator may deem appropriate. In no event, however, shall dividends or dividend-equivalent units relating to Awards subject to performance-vesting conditions vest or otherwise become payable prior to the time the underlying Award (or portion thereof to which such dividends or dividend-equivalents units relate) vests upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

5.    Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

6.    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended at the time of grant to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Three.

7.    Outstanding Awards of restricted stock units or performance shares under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for such Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of restricted stock units or performance shares as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Three.

8.    The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

(i)    At the end of the performance period, the Plan Administrator shall determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

(ii)    The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are awarded or the period selected by the Participant in accordance with the applicable requirements of Code Section 409A.

(iii)    Performance shares may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

(iv)    Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

II.	CHANGE IN CONTROL

A.    Each Award outstanding under the Stock Issuance Program on the effective date of an actual Change in Control transaction may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payment of that value in accordance with the same vesting schedule in effect for those shares at the time of such Change in Control. If any such Award is subject to a performance-vesting condition tied to the attainment of one or more specified performance goals, then upon the assumption, continuation or replacement of that Award, the performance vesting condition shall automatically be cancelled, and such Award shall thereupon be converted into a Service-vesting Award that will vest upon the completion of a Service period co-terminous with the portion of the performance period (and any subsequent Service vesting component that was originally part of that Award) remaining at the time of the Change in Control. However, to the extent any Award outstanding under the Stock Issuance Program on the effective date of such Change in Control Transaction is not to be so assumed, continued or replaced, that Award shall vest in full immediately prior to the effective date of the actual Change in Control transaction and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.    All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

C.    Each outstanding Award under the Stock Issuance Program which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such cash consideration shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

D.    The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Change in Control transaction. The Plan Administrator’s authority under this Section II.D shall also extend to any Awards under the Stock Issuance Program which are intended to qualify as performance-based compensation under Code Section 162(m), even though the actual vesting of those Awards pursuant to this Section II.D may result in their loss of performance-based status under Code Section 162(m).

INCENTIVE BONUS PROGRAM

I.	INCENTIVE BONUS TERMS

The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:

(i)         cash bonus awards (“Cash Awards”),

(ii)         performance unit awards (“Performance Unit Awards”), and

(iii)         dividend equivalent rights (“DER Awards”)

A.    Cash Awards. The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over the Participant’s continued Service with the Corporation or upon the attainment of specified performance objectives. Each such Cash Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

1.    The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Incentive Bonus Award Agreement.

2.    The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time of the Award.

3.    Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance objectives or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Cash Award as to which the waiver applies. Such wavier may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Four.

4.    Cash Awards which become due and payable following the attainment of the applicable performance objectives or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock as set forth in the applicable Award Agreement.

B.    Performance Unit Awards. The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of this Article Four. Each such Performance Unit Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

1.    A Performance Unit shall represent either (i) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more Performance Goals are attained or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.

2.    Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

3.    Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

C.    DER Awards. The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of this Article Four. Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

1.    The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of seven (7) years.

2.    Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall be credited per DER with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that DER remains outstanding.

3.    Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A. In no event, however, shall any DER Award made with respect to an Award subject to performance-vesting conditions under the Stock Issuance or Incentive Bonus Program vest or become payable prior to the vesting of that Award (or the portion thereof to which the DER Award relates) upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

4.    Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as set forth in the applicable Award Agreement.

5.    The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards so that those Awards shall vest only after the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time the Award is made.

II.	CHANGE IN CONTROL

A.    The Plan Administrator shall have the discretionary authority to structure one or more Awards under the Incentive Bonus Program so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of such Change in Control. To the extent any such Award is, at the time of such Change in Control, subject to a performance-vesting condition tied to the attainment of one or more specified performance goals, then that performance vesting condition shall automatically be cancelled on the effective date of such Change in Control, and such Award shall thereupon be converted into a Service-vesting Award that will vest upon the completion of a Service period co-terminous with the portion of the performance period ((and any subsequent Service vesting component that was originally part of that Award) remaining at the time of the Change in Control.

B.    The Plan Administrator’s authority under Section II.A above shall also extend to any Award under the Incentive Bonus Program intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of that Award may result in the loss of performance-based status under Code Section 162(m).

ARTICLE FIVE

AUTOMATIC GRANT PROGRAM

I.	TERMS

A.    Grant Dates. Grants shall be made pursuant to the Automatic Grant Program in effect under this Article Four as follows:

1.    Each individual who is first elected or appointed as a non-employee Board member at any time on or after the date of the 2006 Annual Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase not more than ten thousand (10,000) shares of Common Stock and restricted stock units covering not more than three thousand (3,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary. The actual number of shares for which such initial option grant and restricted stock unit award shall be made, if any, shall (subject to the respective ten thousand (10,000) and three thousand (3,000)-share limits) be determined by the Plan Administrator at the time of each such grant.

2.    On the date of each annual shareholders meeting, beginning with the 2006 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted a Non-Statutory Option to purchase not more than three thousand (3,000) shares of common stock and restricted stock units covering up to not more than an additional one thousand (1,000) shares of Common Stock, provided that such individual has served as a non-employee Board member for a period of at least six (6) months. There shall be no limit on the number of such option grants and restricted stock unit awards any one continuing non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants and restricted stock unit awards over their period of continued Board service. The actual number of shares for which such annual option grants and restricted stock unit awards are made to each continuing non-employee Board member, if any, shall (subject to the respective three thousand (3,000) and one thousand (1,000)-share limits) be determined by the Plan Administrator on or before the date of the annual shareholders meeting on which those grants are to be made.

B.    Exercise Price.

1.    The exercise price per share for each option granted under this Article Four shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.    The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C.    Option Term. Each option granted under this Article Four shall have a maximum term of seven (7) years measured from the option grant date, subject to earlier termination following the Optionee’s cessation of Service.

D.    Exercise and Vesting of Options. Each option granted under this Article Four shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase, upon the Optionee’s cessation of Service prior to vesting in those shares. The shares subject to each initial ten thousand (10,000)-share-or-less grant shall vest, and the Corporation’s repurchase right shall lapse, in four (4) successive equal annual installments upon the Optionee’s completion of each year of service as a non-employee Board member over the four (4)‑year period measured from the option grant date. The shares subject to each annual three thousand (3,000)-share-or-less grant made to a non-employee Board member for his or her continued Board service shall vest, and the Corporation’s repurchase right shall lapse, in one installment upon the earlier of (i) the Optionee’s completion of one (1)-year of service as a non-employee Board member measured from the grant date or (ii) the Optionee’s continuation in such Board service through the day immediately preceding the next annual shareholders meeting following such grant date.

E.    Vesting of Restricted Stock Units and Issuance of Shares. Each restricted stock unit award for up to three thousand (3,000) shares shall vest in a series of four (4) successive equal annual installments upon the individual’s completion of each year of service as a non-employee Board member over the four (4)-year period measured from the date that award is made. Each restricted stock unit award for up to one thousand (1,000) shares shall vest in one installment upon the earlier of (i) the individual’s completion of one (1)-year of service as a non-employee Board member measured from the date that award is made or (ii) the individual’s continuation in such Board service through the day immediately preceding the next annual shareholders meeting following such grant date. However, each restricted stock unit award held by an individual under the Automatic Grant Program will immediately vest in full upon his or her cessation of Board service by reason of death or Permanent Disability. As the restricted stock units under the Automatic Grant Program vest in one or more installments, the shares of Common Stock underlying those vested units shall be promptly issued.

F.    Limited Transferability of Options. Each option under this Article Four may be assigned in whole or in part during the Optionee’s lifetime to one or more of his or her Family Members or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Four, and the options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

G.    Termination of Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases Service:

(i)    The Optionee (or, in the event of Optionee’s death while holding the option, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Service in which to exercise such option.

(ii)    During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Service. However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for any or all of those shares as fully vested shares of Common Stock.

(iii)    In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason (other than cessation of Board service by reason of death or Permanent Disability), terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.	CHANGE IN CONTROL

A.    In the event of any Change in Control while the individual remains in Service, the following provisions shall apply:

(i)    Should a Change in Control occur prior to the Optionee’s cessation of Service, then the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(ii)    The shares of Common Stock which are at the time of such Change in Control subject to any outstanding restricted stock units awarded to such individual under the Automatic Grant Program shall, immediately prior to the effective date of the Change in Control, vest in full and be issued to such individual as soon as administratively practicable thereafter, but in no event later than fifteen (15) business days.

B.    All outstanding repurchase rights under this Automatic Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

C.    Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options under the Automatic Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

III.	REMAINING TERMS

The remaining terms of each grant shall be the same as the terms in effect for option grants made under the Discretionary Grant Program, including the prohibition on repricing contained in Section V of Article Two.

IV.	ALTERNATIVE AWARDS

A.         The Compensation Committee shall have full power and authority to award, in lieu of one or more initial or annual automatic option grants under this Article Four, unvested shares of Common Stock or restricted stock units which in each instance have an aggregate Fair Market Value substantially equal to the grant-date fair value (as determined for financial reporting purposes in accordance with FASB ASC Topic 781 or any successor standard) of the automatic option grant which such award replaces. Any such alternative award shall be made at the same time the automatic option grant or restricted stock unit award which it replaces would have been made, and the vesting provisions (including vesting acceleration) applicable to such award shall be substantially the same as in effect for the automatic option grant or restricted stock unit award so replaced.

B.         The Compensation Committee shall also have full power and authority to implement a non-employee Board member retainer fee deferral program under the Plan so as to allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board retainer fees to be earned for such year into restricted stock units under the Stock Issuance Program that will defer the issuance of the shares of Common Stock that vest under those restricted stock units until a permissible date or event under Code Section 409A. If such program is implemented, the Compensation Committee shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

ARTICLE SIX

MISCELLANEOUS

I.	TAX WITHHOLDING

A.    The Corporation’s obligation to deliver shares of Common Stock upon the issuance, exercise or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B.    The Plan Administrator may, in its discretion, structure one or more Awards so that shares of Common Stock may be used as follows to satisfy all or part of the Withholding Taxes to which such holders of those Awards may become subject in connection with the issuance, exercise, vesting or settlement of those Awards:

Stock Withholding: The Corporation may be given the right to withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise, vesting or settlement of such Award, a portion of those shares with an aggregate Fair Market Value equal to the applicable Withholding Taxes. The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan.

Stock Delivery: The election to deliver to the Corporation, at the time of the issuance, exercise or vesting of the Award, one or more shares of Common Stock previously acquired by such holder (other than in connection with the issuance exercise or vesting of the shares triggering the Withholding Taxes) with an aggregate Fair Market Value at the time of delivery equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

II.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.	EFFECTIVE DATE AND TERM OF THE PLAN

A.    The Plan became effective on the Plan Effective Date.

B.    The Plan serves as the successor to the Predecessor Plans, and no further option grants or stock issuances are to be made under the Predecessor Plans. All options outstanding under the Predecessor Plans at the time of the 2006 Annual Meeting were transferred to this Plan.

C.    The Plan was amended and restated on March 18, 2010 to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional eight hundred eighty thousand (880,000) shares, (ii) increase, by the same number, the number of shares of Common Stock that can be issued pursuant to Incentive Options granted under the Plan, (iii) add the Incentive Bonus Program to the Plan and (iv) effect certain other technical changes to the Plan. The Plan was further amended and restated on April 16, 2015, to extend the term of the Plan by two years, from February 22, 2016 to February 22, 2018. The Plan was further amended and restated on June 27, 2017 to (i) extend the term of the Plan by two years, from February 22, 2018 to February 22, 2020 and (ii) effect certain other technical changes to the Plan. The Plan was further amended and restated on June 21, 2019 to extend the term of the Plan by two years, from February 22, 2020 to February 22, 2022. The Plan was again amended and restated on June 25, 2021 to (i) extend the term of the Plan by five years, from February 22, 2022 to February 22, 2027, (ii) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional nine hundred fifty thousand (950,000) shares, (iii) increase, by the same number, the number of shares of Common Stock that can be issued pursuant to Incentive Options granted under the Plan, and (iv) prohibit the use of shares of Common Stock subject to an expired, forfeited, cancelled or terminated stock appreciation right from becoming available for subsequent award or issuance under the Plan. The Plan was again amended and restated on June 24, 2026 to extend the term of the Plan by five years, from February 22, 2027 to February 22, 2032.

D.    The Plan shall terminate upon the earliest to occur of (i) February 22, 2032, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control. Should the Plan terminate on February 22, 2032, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

IV.	AMENDMENT OF THE PLAN

A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to shareholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded, and no amendment that would reduce or limit the scope of the prohibition on repricing programs set forth in Section VI of Article One or otherwise eliminated such prohibition shall be effective unless approved by the shareholders.

B.    The Compensation Committee of the Board shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made.

C.    Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by shareholder approval of an amendment of the Plan authorizing such increase. If shareholder approval is required and is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

D.    The provisions of the Plan and the outstanding Awards under the Plan shall, in the event of any ambiguity, be construed, applied and interpreted in a manner so as to ensure that all Awards and Award Agreements provided to Optionees or Participants who are subject to U.S. income taxation either qualify for an exemption from the requirements of Section 409A of the Code or comply with those requirements; provided, however, that the Corporation shall not make any representations that any Awards made under the Plan will in fact be exempt from the requirements of Section 409A of the Code or otherwise comply with those requirements, and each Optionee and Participant shall accordingly be solely responsible for any taxes, penalties or other amounts which may become payable with respect to his or her Awards by reason of Section 409A of the Code.

V.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	REGULATORY APPROVALS

A.    The implementation of the Plan, the grant of any Award and the issuance of shares of Common Stock in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

VII.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.    Annual Meeting shall mean the annual meeting of the Corporation’s shareholders.

B.    Automatic Grant Program shall mean the automatic option grant program in effect under Article Four of the Plan.

C.    Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend-equivalent rights and cash incentive awards.

D.    Board shall mean the Corporation’s Board of Directors.

E.    Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)    the closing of a merger, consolidation or other reorganization approved by the Corporation’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii)    the closing of a shareholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of the Corporation’s assets,

(iii)    the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing shareholders, or

(iv)    a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination,

F.    Code shall mean the Internal Revenue Code of 1986, as amended.

G.    Common Stock shall mean the Corporation’s common stock.

H.    Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

I.    Corporation shall mean American Shared Hospital Services, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of American Shared Hospital Services which has by appropriate action assumed the Plan.

J.    Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

K.    Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Grant Program in accordance with the eligibility provisions of Articles One and Four.

L.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

M.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

N.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Company’s common stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

O.    Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

P.    Full Value Award means any of the following Awards made under the Stock Issuance, Incentive Bonus or Automatic Grant Programs that are settled in shares of Common Stock: restricted stock awards (unless issued for cash consideration equal to the Fair Market Value of the shares of Common Stock on the award date), restricted stock unit awards, performance shares, performance units, cash incentive awards and any other Awards under the Plan other than (i) stock options and stock appreciation rights issued under the Discretionary Grant Program, (ii) stock options issued under the Automatic Grant Program and (iii) dividend equivalent rights under the Incentive Bonus Program.

Q.    Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.

R.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

S.    Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)    such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

(ii)    such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

T.    Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

U.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

V.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

W.    Optionee shall mean any person to whom an option is granted under the Discretionary Grant or Automatic Grant Program.

X.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Y.    Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares, performance units or other stock-based awards under the Stock Issuance Program or (ii) an incentive bonus award under the Incentive Bonus Program.

Z.    Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (1) return on total shareholder equity; (2) earnings per share of Common Stock; (3) net income or operating income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, (6) sales or revenue targets; (7) return on assets, capital or investment; (8) cash flow; (9) market share; (10) cost reduction goals; (11) budget comparisons; (12) measures of customer satisfaction; (13) any combination of, or a specified increase in, any of the foregoing; (14) new product development or successful completion of research and development projects; and (15) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Each applicable performance goal may be structured at the time of the Award to provide for appropriate adjustments or exclusions for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or governmental investigation expenses and any judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary or nonrecurring items; (F) items of income, gain, loss or expense attributable to the operations of any business acquired by the Corporation or costs and expenses incurred in connection with mergers and acquisitions; (G) items of income, gain, loss or expense attributable to one or more business operations divested by the Corporation or the gain or loss realized upon the sale of any such business the assets thereof, (H) accruals for bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or other bonus or incentive compensation plans of the Corporation, and (I) the impact of foreign currency fluctuations or changes in exchange rates.

AA.    Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

BB.    Plan shall mean the Corporation’s Incentive Compensation Plan (formerly known as the 2006 Stock Incentive Plan), as set forth in this document and as subsequently amended or restated from time to time.

CC.    Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

DD.    Plan Effective Date shall mean the date of the 2006 Annual Meeting at which the Plan was approved by the shareholders.

EE.    Predecessor Plans shall mean (i) the Corporation’s 2001 Stock Option Plan and (ii) the Corporation’s 1995 Stock Option Plan, as each such Plan is in effect immediately prior to the 2006 Annual Meeting.

FF.    Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to eligible persons other than Section 16 Insiders.

GG.    Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

HH.    Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

II.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

JJ.    Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

KK.    Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

LL.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

MM.    10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

NN.    Withholding Taxes shall mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.

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